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                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

             UNITED RENTALS, INC., UR ACQUISITION SUBSIDIARY, INC.

                        AND J & J RENTAL SERVICES, INC.



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                             DATED OCTOBER 23, 1997

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

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------

     AGREEMENT AND PLAN OF MERGER (THIS "AGREEMENT"), made and entered into as of this 23rd day of October, 1997, by and among J & J RENTAL SERVICES, INC., a Texas corporation (the "Company"), UNITED RENTALS, INC., a Delaware corporation ("Buyer") and UR ACQUISITION SUBSIDIARY, INC., a Texas corporation and a wholly-owned subsidiary of Buyer ("Merger Sub"). As used in this Agreement, the "Company Shareholders" shall refer to Joe Bloodworth, Brady F. Carruth, William Leslie Doggett, Frank Erwin and Equus II Incorporated, a Delaware corporation.

     WHEREAS, the respective Boards of Directors of Buyer, the Company and Merger Sub have approved the acquisition of the Company pursuant to the terms of this Agreement;

     WHEREAS, to effect such transaction, the respective Boards of Directors of Buyer, the Company and Merger Sub have each duly approved the merger of the Company with and into Merger Sub (the "Merger") in accordance with applicable laws of the State of Texas, upon the terms and subject to the conditions set forth below;

     WHEREAS, the Board of Directors of the Company has determined to recommend to the shareholders of the Company that it is advisable and in the best interests of the Company and its shareholders to approve the Merger;

     WHEREAS, this transaction is intended to comply with the provisions of
Section 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code"); and

     WHEREAS, the parties hereto desire to make certain representations, warranties, covenants and agreements in connection with the Merger.

     NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties hereto agree as follows:

                   ARTICLE I - THE MERGER AND RELATED MATTERS
                   ------------------------------------------
     1.1  THE MERGER
          ----------

     (a) Subject to the terms and conditions of this Agreement, at the Effective Time (as hereinafter defined), the Company shall be merged with and into Merger Sub, the separate existence of the Company shall cease (except as may be continued by operation of law) and Merger Sub shall continue as the surviving corporation (the "Surviving Corporation").

     (b) From and after the Effective Time, (i) the Articles of Incorporation of Merger Sub in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended;
(ii) the Bylaws of Merger Sub in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until thereafter amended; (iii) the directors and officers of Merger Sub as constituted immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation, and shall serve until the next meeting of shareholders of the Surviving Corporation following the Effective Time; and (iv) the name of the Surviving Corporation shall be the name of the Company in effect immediately prior to the Effective Time.

     (c) At and after the Effective Time, all of the rights, privileges, powers, immunities and franchises of both Merger Sub and the Company, all property, real, personal and mixed, of and all debts due to either Merger Sub or the Company on whatever account, and all other interests or actions belonging to Merger Sub or the Company shall be vested in the Surviving Corporation. At and after the Effective Time, the Surviving Corporation shall be responsible and liable for all the liabilities and obligations of Merger Sub and the Company.

     1.2  EFFECTIVE TIME OF THE MERGER.  Subject to the provisions of this
          ----------------------------
Agreement, the Company and Merger Sub will file, or cause to be filed, articles of merger with the Secretary of State of Texas which articles of merger shall be in the form required by and executed in accordance with the applicable provisions of Texas law. The Merger shall become effective at the time the articles of merger are filed with the Secretary of State of Texas (the "Effective Time").

     1.3  EFFECT ON CAPITAL STOCK; PRICE.  At the Effective Time, by virtue of
          ------------------------------
the Merger and without any action on the part of the holder of any shares of stock of the Company or Merger Sub, all of the issued and outstanding shares of the Company's common stock ("Company Common Stock") shall be exchanged for the consideration set forth in Sections 1.3(a) and 1.3(b) herein.

     (a) Shares of common stock of Buyer which have an aggregate value of $3,250,000, subject to the adjustments provided for in Section 1.5 herein (the "Buyer Shares"). The value per share of the Buyer Shares shall be the projected price at which Buyer intends to offer its stock in its planned Initial Public Offering (the "IPO"). The actual number of the Buyer Shares will be increased or decreased 60 days following the closing of the IPO to reflect a number determined by dividing the sum of $3,250,000 by the average daily closing price of Buyer's common stock on the public market during the 60-day period immediately following the closing of the IPO. In the event Buyer does not successfully complete the IPO on or before July 5, 1998, the Company Shareholders will be entitled to require that Buyer redeem the Buyer Shares for the price of $3,250,000, pursuant to a Rescission Agreement to be signed at the Closing (as hereinafter defined). The Buyer Shares shall be issued to the Company Shareholders in the percentages and at the addresses set forth on
Schedule 1.3(a); provided, however, that 35% of the Buyer Shares shall be placed in escrow on the Closing Date (as hereinafter defined) at Southwest Bank of Texas, Houston, Texas, pursuant to an Escrow Agreement to be signed at the Closing.

     (b) Cash amounts determined pursuant to the provisions of this Section 1.3(b) (the "Contingent Consideration"). Commencing with the partial quarter beginning one day after the Closing Date and ending on December 31, 1997, and for each calendar quarter thereafter, Buyer will cause the Surviving Corporation to pay to the Company Shareholders, and the Company Shareholders have the right to receive from the Surviving Corporation, an amount equal to 30% of the Surviving Corporation's gross revenues for such quarter derived from the Qualified Territory (as hereinafter defined), until such time as the aggregate Contingent Consideration has totalled $2,800,000. The Contingent Consideration shall be payable within 45 days after the end of each such quarter and shall be payable to the Company Shareholders in the percentages and at the addresses set forth on Schedule 1.3(a). The term "Qualified Territory" shall mean (a) Harris County, Texas, or any county located within 75 miles of Harris County, Texas, (b) Travis County, Texas, or any county located within 75 miles of Travis County, Texas, and (c) Southeast Texas and Southwest Louisiana, as set forth on Schedule 1.3(b). Buyer agrees to cause the Surviving Corporation to operate in accordance with an Operating Agreement to be signed at the Closing.

     1.4  EXCHANGE OF CERTIFICATES.
          ------------------------

     (a) At the Closing, the Company Shareholders will deliver to Merger Sub the certificates representing all of the issued and outstanding shares of Company Common Stock. In exchange therefor, Merger Sub will deliver the certificates representing the Buyer Shares issuable pursuant to Section 1.3(a) herein, subject to the escrow provision provided for in Section 1.3(a) herein and the adjustments provided for in Section 1.5 herein.

     (b) The Buyer Shares issued upon the surrender of and in exchange for shares of Company Common Stock in accordance with the terms of this Agreement shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of the Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates representing shares of Company Common Stock are presented to the Surviving Corporation for any reason, they shall be entitled to no rights with respect to the Surviving Corporation or otherwise.

     (c) With respect to the Buyer Shares to be issued to the Company Shareholders hereunder, except as provided in the Registration Rights Agreement attached hereto as Exhibit 2.1(h):

          (i) the Company Shareholders understand that the Buyer Shares will not be registered as of the Closing under the Securities Act of 1933, as amended, or any state securities laws;

          (ii) the Company Shareholders have had access to information about the business and financial condition of Buyer and have had the opportunity to ask questions of, and receive answers from, the management of Buyer as to the business and financial condition of Buyer;

          (iii) the Company Shareholders have been advised by Buyer that as to the Buyer Shares, the Company Shareholders must bear the economic risk of the investment until the Buyer Shares have been registered under the Securities Act of 1933, as amended, and cannot be sold unless such registration is completed or unless an exemption from such registration is available;

          (iv) the Company Shareholders have sufficient business and financial experience and have the capacity to protect their own interests;

          (v) each Company Shareholder is an "accredited investor" as defined in the rules issued under the Securities Act of 1933, as amended; and

          (vi) the Company Shareholders agree that Buyer will place a legend on the certificate representing the Buyer Shares to reflect the restrictions described in this Section 1.4(c) and may place stop-transfer restrictions on the Buyer Shares, which legend shall be in substantially the following form:

                         The securities represented by the within certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state. The securities have been acquired for investment and may not be sold, transferred, pledged, hypothecated or otherwise encumbered unless pursuant to an effective registration of them under the Securities Act of 1933, as amended, and applicable securities laws of any state, or there is presented to the corporation an opinion of counsel, acceptable to counsel for the corporation, to the effect that such registration is not required.

     1.5  ADJUSTMENTS TO BUYER SHARES.
          ----------------------------

     (a) At the Closing, the Buyer Shares shall either be increased by the amount by which the current assets (including cash and accounts receivable) of the Company as of the Closing Date exceed $3,000,000, or be decreased by the amount by which the current assets of the Company as of the Closing Date are less than $3,000,000. Schedule 1.5(a) lists the estimated current assets used for purposes of this adjustment. For purposes of the adjustment provided for in this Section 1.5(a), the increase or decrease in the number of the Buyer Shares shall be determined as provided in Section 1.3(a) herein.

     (b) The Company's debt as of the Closing Date is set forth on Schedule 1.5(b) and includes: (i) the amount of the aggregate debt (excluding trade payables) of the Company outstanding on the Closing Date to be repaid by Buyer at or immediately after the Closing Date and all prepayment penalties incurred or to be incurred by Buyer in connection with the repayment of any such debt;
(ii) the amount of the aggregate debt (excluding trade payables) of the Company outstanding on the Closing Date, if any, which will remain outstanding obligations of the Company after the Closing Date, including in each case all interest accrued through and including the Closing Date; (iii) the aggregate amount of the present value of all capitalized lease obligations (determined in accordance with generally accepted accounting principles) of the Company; (iv) the aggregate amount of the present value, discounted at the lease rate factor, if known, inherent in the lease or, if the lease rate factor is not known, at the rate charged to the Company by a third party lender in connection with its most recent borrowing to finance equipment, of all personal property lease obligations of the Company that are not capitalized lease obligations (excluding the leases provided for in Section 2.1(f) herein) and (v) the amount of the current liabilities (including trade accounts payable and accrued expenses and excluding the current portion of long-term debt to the extent such current portion is already accounted for in the foregoing provisions) of the Company as of the Closing Date; provided, however, that the Company's debt shall not include any amounts owing to, assumed by or paid by Buyer at Closing to Latek Capital Corp. Schedule 1.5(b) includes wire transfer instructions for creditors who will be repaid by Buyer, and attached to Schedule 1.5(b) are pay-off letters or instructions from such creditors. At the Closing, the Buyer Shares shall either be decreased by the amount by which the Company's debt as of the Closing Date exceeds $15,000,000 as of the Closing Date, or be increased by the amount by which the Company's debt is less than $15,000,000 as of the Closing Date. For purposes of the adjustment provided for in this Section 1.5(b), the increase or decrease in the number of the Buyer Shares shall be determined as provided in Section 1.3(a) herein.

     1.6  ADJUSTMENT TO CONTINGENT CONSIDERATION.
          ---------------------------------------

     (a) Buyer and the Company Shareholders will use reasonable efforts to complete the Equipment Adjustment (as hereinafter defined) and the Working Capital Adjustment (as hereinafter defined) within 60 days after the Closing Date, whereupon Buyer shall notify the Company Shareholders of the amount of such Adjustments. If there is no disagreement between Buyer and the Company Shareholders regarding the dollar amount, if any, of the Equipment Adjustment and the Working Capital Adjustment, Buyer shall have the right to set-off the dollar amount of such adjustments against the Contingent Consideration due, or expected to become due, to the Company Shareholders pursuant to Section 1.3(b) herein. In the event of any disagreement between Buyer and the Company Shareholders regarding the dollar amount of any such adjustments, Buyer shall nevertheless deduct or increase the Contingent Consideration payment due, or expected to become due, to the Company Shareholders, by the dollar amount, as adjusted, that is not in dispute. Any reductions in the Contingent Consideration pursuant to this Section 1.6 will be deducted from the last payment of such Contingent Consideration due to the Company Shareholders to be made pursuant to the payment provisions of Section 1.3(b) herein.

     (b) Schedule 1.6(b) sets forth the asset description, make, model, original cost and net book value of all the Company's equipment held for rent to customers as used in the preparation of the Interim Statements (as defined in Section 3.6 herein) (the "Rental Asset Listing"). All of the equipment is Rental Ready (as defined below). Within 45 days following the Closing Date, Buyer and the Company Shareholders jointly shall complete a physical inventory of each item of equipment on the Rental Asset Listing, including by visiting renters' locations as necessary to inspect such equipment. The Contingent Consideration due to the Company Shareholders, or expected to become due to the Company Shareholders, shall be reduced for each item of equipment listed on the Rental Asset Listing which is missing (to the extent of the fair market value thereof), not Rental Ready (to the extent of the value of the necessary repairs), or otherwise not available for rent to customers by the Company (to the extent of the value of the non-availability), but only to the extent that the aggregate amount of such reductions exceeds $50,000 (the "Equipment Adjustment"). For purposes of this Agreement, an item of equipment is "Rental Ready" only if all required maintenance (except for customary cleaning, fueling and lubrication) has been performed and it does not require any repairs in excess of: (i) $5,000 per item for those items having a net book value of $100,000 or greater, (ii) $2,500 per item for those items having a net book value of $50,000 or greater and less than $100,000, (iii) $1,000 per item for those items having a net book value of $10,000 or greater and less than $50,000, and (iv) $500 per item for those items having a net book value of $2,500 or greater and less than $10,000. Any disputes as to the physical count, fair market value or Rental Readiness of any item of equipment will, if possible, be resolved while the physical inventory of such equipment is being taken. Any disputes not so resolved will be resolved by arbitration in accordance with Section 1.6(d) herein.

     (c) The adjustments made pursuant to Section 1.5 to the Buyer Shares issued to the Company Shareholders at Closing are based in part on Schedules 1.5(a) and 1.5(b) as delivered at the Closing, which the parties understand include only estimates of the current assets and current liabilities of the Company as of the Closing Date. Within 60 days after the Closing Date, Buyer will determine the actual Closing Date current assets less current liabilities of the Company ("Net Current Position") and will advise the Company Shareholders of such result. If the Net Current Position results in an increase compared to the estimated current assets of the Company set forth on Schedule 1.5(a), less the estimated current liabilities of the Company set forth on Schedule 1.5(b), Buyer will increase the Contingent Consideration due, or expected to become due, to the Company Shareholders by the dollar amount of such difference within 75 days after the Closing Date; if the Net Current Position results in a decrease compared to the estimated current assets of the Company set forth on Schedule 1.5(a), less the estimated current liabilities of the Company set forth on
Schedule 1.5(b), Buyer shall have the right to set-off against the Contingent Consideration due, or expected to become due, to the Company Shareholders the dollar amount of such difference (the "Working Capital Adjustment"). To the extent the parties disagree on the result of the Working Capital Adjustment, Buyer and the Company Shareholders will attempt to resolve such dispute and, if they are unable to do so, such dispute will be resolved by arbitration in accordance with Section 1.6(d) herein. For purposes of valuing the accounts receivable of the Company in determining the current assets of the Company as of the Closing Date for the Working Capital Adjustment, all accounts receivable that have not been collected within 60 days after the Closing Date shall, at Buyer's option, be valued at zero. Buyer will cause the Surviving Corporation to use reasonable efforts to collect all such accounts receivable. All such accounts receivable that are valued at zero by Buyer shall be assigned to the Company Shareholders upon completion of the Working Capital Adjustment.

     (d) In the event a dispute arises with respect to any of the provisions of
Section 1.6 herein and Buyer and the Company Shareholders are unable to resolve the dispute, Buyer and/or the Company Shareholders (by a majority vote) shall have the right to elect to arbitrate the dispute. Within 30 days of either Buyer's or the Company Shareholders' election to arbitrate, Buyer shall select an arbitrator and the Company Shareholders (by a majority vote) shall select an arbitrator. The two arbitrators shall then select a third arbitrator. In the event the two arbitrators cannot agree on the selection of a third arbitrator, the Chief Judge of the Harris

County, Texas, District Court shall select the third arbitrator. The arbitration shall be conducted in Houston, Texas, and pursuant to the rules of the American Arbitration Association. The parties to the arbitration shall be bound by the decision of the arbitrators, and agree that a judgment on any award rendered may be entered in any court having jurisdiction.

               ARTICLE II - CLOSING PLACE AND ACTIONS AT CLOSING

     2.1  CLOSING TIME AND PLACE.  The consummation of the transactions
          ----------------------
contemplated herein (the "Closing") shall take place on October 23, 1997 (the "Closing Date"), at the offices of Cokinos, Bosien & Young, in Houston, Texas. At the Closing:

          (a) The Company Shareholders shall deliver to Buyer the certificates representing the Company Common Stock, free and clear of all liens, security interests, claims and encumbrances, accompanied by a stock power duly executed in blank.

          (b) Buyer shall direct its transfer agent to prepare and deliver to the Company Shareholders the certificates representing the Buyer Shares, subject to the escrow provision provided for in Section 1.3(a) herein and the adjustments provided for in Section 1.5 herein.

          (c) The Company Shareholders shall deliver to Buyer Uniform Commercial Code security interest searches from the State of Texas, showing all of the security interests, judgments, taxes, other liens or encumbrances outstanding against the Company or its assets.

          (d) Each party shall deliver to the other party an opinion of counsel for such party, dated as of the Closing Date, in substantially the form of the opinions attached hereto as Exhibit 2.1(d-1) and Exhibit 2.1 (d-2).

          (e) Buyer and the Company Shareholders shall enter into Non-competition Agreements, in substantially the forms attached hereto as Exhibits 2.1(e-1) through (e-4).

          (f) Buyer will enter into three Lease Agreements with J & J Realty, Inc., in substantially the forms attached hereto as Exhibits 2.1(f-1) through 2.1(f-3).

          (g) The Company Shareholders shall deliver a commitment of title insurance on the Real Property (as hereinafter defined) issued by a title insurance company (the "Title Commitment"), and evidencing fee title in J & J Realty, Inc.

          (h) Buyer and the Company Shareholders shall enter into a Registration Rights Agreement, in substantially the form attached hereto as Exhibit 2.1(h).

          (i) Buyer and the Company Shareholders will enter into a Rescission Agreement, in substantially the form attached hereto as Exhibit 2.1(i).

          (j) Buyer and the Company Shareholders shall enter into an Escrow Agreement, in substantially the form attached hereto as Exhibit 2.1(j).

          (k) Buyer and the Company Shareholders will enter into an Operating Agreement, in substantially the form attached hereto as Exhibit 2.1(k).

          (l) Buyer and Joe Bloodworth will enter into an Employment Agreement, in substantially the form attached hereto as Exhibit 2.1(l).

          (m) The Company Shareholders shall deliver to Buyer all of the books and records of the Company, including but not limited to the corporate minute books.

          (n) The Company Shareholders shall deliver to Buyer certified copies of corporate resolutions whereby the directors and shareholders of the Company unanimously approve this Agreement.

          (o) Buyer shall deliver to the Company Shareholders certified copies of corporate resolutions whereby the directors and shareholder of Merger Sub unanimously approve this Agreement and whereby the directors of Buyer approve this Agreement.

          (p) The Company and Merger Sub shall sign the appropriate Articles of Merger and file the same with the Secretary of State of Texas.

          (q) The Buyer, Merger Sub and the Company Shareholders shall enter into a Shareholders' Agreement, in substantially the form attached hereto as Exhibit 2.1(q).

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company makes the following representations and warranties to Buyer, each of which is true and correct on the date hereof and shall remain true and correct up to and including the Closing Date, and the Company agrees that such representations and warranties shall survive the Closing for the period provided in Section 5.6 of this Agreement.

     3.1  ORGANIZATION, STANDING AND QUALIFICATION.   The Company is duly
          ----------------------------------------
organized, validly existing and in good standing under the laws of the State of Texas. The Company has full corporate power and authority to own and lease all its properties and assets and to carry on its business as now conducted and is duly qualified and in good standing in every jurisdiction in which the nature of the business conducted by it or the character or location of the properties owned or leased by it makes such qualification necessary. The Company has heretofore delivered to Buyer complete and correct copies of its Articles of Incorporation and Bylaws, as amended to date. The Company is not in violation of any of the provisions of its Articles of Incorporation or Bylaws.

     3.2  CAPITALIZATION.   All of the issued and outstanding shares of the
          --------------
Company Common Stock will be owned by the Company Shareholders on the Closing Date free and clear of all liens, security interests, encumbrances and claims of every kind. Each share of the Company Common Stock is duly and validly authorized and issued, fully paid and nonassessable, and was not issued in violation of the preemptive rights of any past or present shareholder of the Company. No option, warrant, call, conversion right or commitment of any kind exists which obligates the Company to issue any of its authorized but unissued capital stock or other equity interest.

     3.3  AUTHORITY FOR AGREEMENT.  The Company has full right, power and
          -----------------------
authority to enter into this Agreement and to perform its obligations hereunder. This Agreement has been duly and validly executed and delivered by the Company and, subject to the due authorization, execution and delivery by Buyer and Merger Sub, constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

     3.4  NO BREACH OR DEFAULT.  Except as set forth on Schedule 3.4, the
          --------------------
execution and delivery by the Company of this Agreement, and the consummation by the Company of the transactions contemplated hereby, will not:

     (a) result in the breach of any of the terms or conditions of, or constitute a default under, or in any manner release any party from any obligation under, any mortgage, lease, note, bond, indenture, or material contract, agreement, license or other instrument or obligation of any kind or nature to which the Company is a party, or by which the Company or any of the assets or the business of the Company is or may be bound or affected; or

     (b) violate any law or any order, writ, injunction, or decree of any court, administrative agency or governmental authority, or require the approval, consent or permission of any governmental or regulatory authority; or

     (c)  violate the Articles of Incorporation or Bylaws of the Company.

     3.5  SUBSIDIARIES.  The subsidiaries of the Company, if any, are disclosed
          ------------
on Schedule 3.5. Each subsidiary of the Company is duly organized, validly existing and in good standing under the laws of the state of its incorporation, and each subsidiary of the Company is duly qualified to transact business and is in good standing in each jurisdiction where the ownership of its properties or the conduct of its business requires such qualification. As used in this Agreement, the term "the Company" shall include the Company and its subsidiaries unless the context otherwise indicates.

     3.6  FINANCIAL STATEMENTS.  The Company has delivered to Buyer, as Schedule
          --------------------
3.6, copies of the unaudited financial statements of the Company's predecessors for the years ended December 31, 1994, December 31, 1995 and December 31, 1996 ("Financial Statements") and the audited interim statements of the Company for the period ended on September 30, 1997 ("Interim Statements"). The Financial Statements and Interim Statements are true and correct and fairly present the financial position of the Company and its predecessors as of the respective dates of the balance sheets included in said statements, and the results of operations for the respective periods indicated, except as disclosed on Schedule
3.6. Except as disclosed on Schedule 3.6, the Financial Statements and Interim Statements have been prepared in accordance with generally accepted accounting principles. The Company, except to the extent reflected or reserved against on its Interim Statements, and except as reflected on any Schedule to this Agreement, had as of the Closing Date, no liabilities of any nature, whether accrued, absolute, contingent or otherwise, including, without limitation, tax liabilities due or to become due, with respect to any period prior to the Closing Date.

     3.7  LIABILITIES.  The Company has delivered to Buyer, as Schedule 3.7, an
          -----------
accurate list and description of all liabilities of the Company in the format set forth below.

     (a) Part I of Schedule 3.7 lists, as of the date of this Agreement, all material fixed and uncontested liabilities of any kind, character and description, whether reflected or not reflected on the Interim Statements and whether accrued or absolute, and states as to each such liability, the amount of such liability and to whom payable.

     (b) Part II of Schedule 3.7 lists, as of the date of this Agreement, all claims, suits and proceedings which are pending against the Company or its predecessors and, to the knowledge of the Company, all contingent liabilities and all claims, suits and proceedings threatened or anticipated against the Company or its predecessors. For each such liability, the Company has provided the following in Part II of Schedule 3.7:

          (i) a summary description of such liability together with copies of all material documents, reports and other records relating thereto;

          (ii) all amounts claimed or relief sought with respect to such liability and the identity of the claimant; and

          (iii) without limitation of the foregoing, (a) the name of each court, agency, bureau, board or body before which any such claim, suit or proceeding is pending, including, without limitation, those arising under Environmental Laws (as defined in Section 3.22 herein), those relating to personal injury or property damage (including all workers' compensation and occupational disease and injury claims, suits and proceedings) and those citations arising under the federal or any state Occupational Safety and Health Act, (b) the date such claim, suit or proceeding was instituted, (c) the parties to such claim, suit or proceeding, (d) a description of the factual basis alleged to underlie such claim, suit or proceeding, including the date or dates of all material occurrences, (e) the amount claimed and other relief sought, and (f) all material pleadings, briefs and other documents relating thereto.

     3.8  CONDUCT OF BUSINESS.  Since September 30, 1997, (a) the business of
          -------------------
the Company has been conducted only in the ordinary course; and (b) there has been no change in the condition (financial or otherwise) of the assets, liabilities or operations of the business other than changes in the ordinary course of business, none of which either singly or in the aggregate has been materially adverse.

     3.9  PERMITS AND LICENSES. The Company has delivered as part of Schedule
          --------------------
3.9 all the material permits, licenses, franchises, titles and any other similar documents material to the operation of the business (the "Permits"). The Company represents and warrants that it can and will obtain any third party consent from whom consent must be obtained in order to effect a transfer of the Permits acquired as a result of the transactions contemplated in this Agreement. The Permits are adequate for the operation of the business as presently constituted and are valid and in full force and effect.

     3.10 RECEIVABLES.  The Company has delivered to Buyer, as Schedule 3.10, an
          -----------
accurate list, as of the Closing Date, of the accounts and notes receivable of the Company, including receivables from and advances to employees, officers, directors and shareholders. The Company also has provided Buyer with an aging of all accounts and notes receivable as of the Closing Date, showing amounts due in 30-day aging categories.

     3.11 FIXED ASSETS AND REAL PROPERTY.
          ------------------------------

     (a) The Company has delivered to Buyer, as Schedule 3.11(a), a list as of the Closing Date, of substantially all the assets (other than the Real Property) of the Company, including, without limitation, identification of each vehicle and item of machinery and equipment by description and serial number, and general descriptions of parts, supplies and inventory. Except as described on
Schedule 3.11(a), all of the Company's vehicles, machinery and equipment necessary for the operation of the business are in satisfactory operating condition, normal wear and tear excepted, and all of the vehicles, equipment and inventory of the Company are in material compliance with all applicable laws, rules and regulations. All leases of fixed assets are in full force and effect and binding upon the parties thereto. Neither the Company nor any other parties to such leases are in breach of any of the material provisions thereof. All fixed assets (other than the Real Property) are listed on Schedule 3.11(a) and are either owned by the Company or leased under an agreement reflected on
Schedule 3.11(a).


     (b) Each parcel of real property used, leased, owned, being purchased by or useful in the business of the Company as of the date of this Agreement (the "Real Property"), including the legal description and address thereof, is listed on Schedule 3.11(b), and attached to said Schedule 3.11(b) are copies of all leases, deeds, purchase documents, mortgages, other encumbrances and title insurance policies or lawyer's title opinions relating to such parcels.

     3.12 ACQUISITION/DISPOSAL OF ASSETS.  Except as indicated on Schedule 3.12,
          ------------------------------
since September 30, 1997, the Company has not acquired or sold or otherwise disposed of any properties or assets which, singly or in the aggregate, have a value in excess of $25,000, or are material to the operation of the Company's business as presently constituted.

     3.13 CONTRACTS AND AGREEMENTS; ADVERSE RESTRICTIONS.
          ----------------------------------------------

     (a) The Company has delivered to Buyer, as Schedule 3.13(a), as of the date of this Agreement, a listing of and copies of all material contracts and agreements (other than leases included with Schedule 3.11(a) and documents included with Schedule 3.11(b)) to which the Company is a party or by which it or any of its property is bound (including, but not limited to, rental contracts, joint venture or partnership agreements, non-competition or non-solicitation agreements, confidentiality agreements, agreements relating to intellectual property, contracts with any labor organizations, promissory notes, loan agreements, bonds, mortgages, deeds of trust, liens, pledges, conditional sales contracts or other security agreements). Material contracts and agreements shall not include agreements (oral or written) with a value of $500 or less and a term not exceeding 12 months. All such contracts and agreements included in Schedule 3.13(a) are in full force and effect and binding upon the parties thereto. Neither the Company nor any other parties to such contracts and agreements are in breach thereof, and none of the parties has given a termination notice. Schedule 3.13(a) discloses as to all loan agreements, capital leases, promissory notes, deeds of trust or security agreements, the full pay off amount of all underlying indebtedness evidenced and/or secured thereby as of the Closing Date.

     (b) Except as set forth on Schedule 3.13(b), there is no outstanding judgment, order, writ, injunction or decree against the Company, the result of which could materially adversely affect the Company or the business, nor has the Company been notified that any such judgment, order, writ, injunction or decree has been requested.

     3.14 INSURANCE.  The Company has delivered to Buyer, as Schedule 3.14, a
          ---------
list and copies, as of the date of this Agreement, of all insurance policies (including expired "occurrences" policies) carried by the Company and its predecessors for the last three years and/or currently in effect, specifying, for each policy, the name of the insurer, a summary description of the property or interest insured and the type of risks insured, the deductible and limits of coverage, and the annual premium therefor. During the last five years, there has been no gap in any material insurance coverage of the Company and its predecessors. For each insurer providing coverage for any of the contingent or other liabilities listed on Schedule 3.7, except to the extent otherwise set forth in Part II of Schedule 3.7, each such insurer, if required, has been properly and timely notified of such liability, no reservation of rights letters have been received by the Company or its predecessors and the insurer has assumed defense of each suit or legal proceeding.

     3.15 PERSONNEL.  The Company has delivered to Buyer, as Schedule 3.15, a
          ---------
list, as of the date of this Agreement, of all officers, directors and employees (by type or classification) of the Company and their respective rates of compensation, including (i) the portions thereof attributable to bonuses, (ii) any other salary, bonus or other payment arrangement made with or promised to any of them, and (iii) copies of all employment agreements with non-union officers, directors and employees.

     3.16 BENEFIT PLANS AND UNION CONTRACTS.
          ---------------------------------

     (a) The Company has delivered to Buyer, as Schedule 3.16(a), a list and complete copies, as of the date of this Agreement, of all employee benefit plans and agreements currently maintained or contributed to by the Company, including employment agreements and any other agreements containing "golden parachute" provisions, retirement plans, welfare benefit plans and deferred compensation agreements, together with copies of such plans, agreements and any trusts related thereto, and classifications of employees covered thereby as of the date of this Agreement. Except for the employee benefit plans, if any, described on
Schedule 3.16(a), the Company has no other pension, profit sharing, deferred compensation, stock option, employee stock purchase or other employee benefit plans or arrangements. Except as disclosed on Schedule 3.16, all employee benefit plans listed on Schedule 3.16(a) are fully funded and in substantial compliance with all applicable federal, state and local statutes, ordinances and regulations. All such plans that are intended to qualify under Section 401(a) of the Internal Revenue Code have been determined by the Internal Revenue Service to be so qualified, and copies of such determination letters are included as part of Schedule 3.16(a). Except as disclosed on Schedule 3.16(a), all reports and other documents required to be filed with any governmental agency or distributed to plan participants or beneficiaries (including, but not limited to, actuarial reports, audits or tax returns) have been timely filed or distributed, and copies thereof are included as part of Schedule 3.16(a). The Company has incurred no liability for excise tax or penalty due to the Internal Revenue Service or U.S. Department of Labor nor any liability to the Pension Benefit Guaranty Corporation for any employee benefit plan. The Company has not participated in or made contributions to any "multi-employer plan" as defined in the Employee Retirement Income Security Act of 1974 ("ERISA"), nor would the Company or any affiliate be subject to any withdrawal liability with respect to such a plan if any such employer withdrew from such a plan immediately prior to the date of this Agreement. No employee pension benefit plan is under funded on a termination basis as of the date of this Agreement.

     (b) The Company has delivered to Buyer, as Schedule 3.16(b), a list and complete copies, as of the date of this Agreement, of all union contracts and agreements between the Company or its predecessors, and any collective bargaining group. There is no labor strike, dispute, slow down or stoppage as of the date of this Agreement, or, to the Company's knowledge, threatened against the Company; and, to the Company's knowledge, no union organizational activity exists respecting employees of the Company not currently subject to a collective bargaining agreement; except as set forth on Schedule 3.16(b), neither the Company nor its predecessors have experienced any material work stoppage or labor difficulty since 1991; the union contracts or other agreements delivered as part of Schedule 3.16(b) constitute all agreements with the unions or other collective bargaining groups, and there are no other arrangements or established practices relating to the employees covered by the collective bargaining agreement; and Schedule 3.16(b) contains a list of all arbitration or grievance proceedings that have involved the Company or its predecessors since 1991.

     3.17 TAXES.  The Company and its predecessors have accurately prepared and
          -----
filed, on a timely basis, all requisite federal, state, local and other tax and information returns (including, without limitation, sales tax returns) due for all fiscal periods ended on or before the date of this Agreement; the Company and its predecessors have paid all taxes that have or may become due pursuant to such returns or otherwise or pursuant to any assessment received or which may be received by the Company or its predecessors; except as set forth on Schedule 3.17, there are no open years, examinations in progress or claims against the Company or its predecessors for federal, state, local or other taxes (including penalties and interest) for any period or periods prior to and including the date of this Agreement; and no notice of any claim, whether pending or threatened, for taxes has been received or, if so, such claims have been settled or resolved prior to the date of this Agreement. Copies of (a) any tax examinations, (b) extensions of statutory limitations and (c) the federal income, and state franchise, income and sales tax returns of the Company and its predecessors for the last three years have been delivered to Buyer by the Company Shareholders and are attached as part of Schedule 3.17. Copies of all other federal, state, local and other tax and information returns for prior years have been made available to Buyer. Except as set forth on Part II of
Schedule 3.7, (i) the Company and its predecessors have not agreed to any extensions of any statutes of limitations in connection with a federal, state or local income, franchise or sales tax examination, (ii) there are no federal, state or local income, franchise or sales tax examinations currently in progress, and (iii) the Company and its predecessors have not been contacted by any federal, state or local taxing authority regarding a prospective examination.

     3.18 COPIES COMPLETE.  Except as disclosed on Schedule 3.18, the copies of
          ---------------
the Articles of Incorporation and Bylaws of the Company, both as amended to the date of this Agreement, and the copies of all leases, agreements, licenses, permits, certificates or other documents which have been delivered to Buyer in connection with the transactions contemplated hereby are complete and accurate in all material respects and are true and correct copies of the originals thereof. Except as disclosed on Schedule 3.18, the rights and benefits of the Company thereunder will not be adversely affected by the transactions contemplated hereby and the execution of this Agreement and the performance of the obligations hereunder will not violate or result in a breach or constitute a default under any of the terms or provisions thereof.

     3.19 SUPPLIER AND CUSTOMER RELATIONSHIP.  Schedule 3.19 lists all of the
          ----------------------------------
suppliers and customers of the Company that the Company serves, or is serviced by, on an ongoing basis, including name, location and current billing rate, as of the date of this Agreement. Except as disclosed on Schedule 3.19, none of the customers or suppliers, as of the date of this Agreement, have cancelled or substantially reduced service or are currently attempting or threatening to cancel or substantially reduce service. The Company is not aware of problems with its commercial working relationships with its customers and suppliers and, to the best of the Company's knowledge, the consummation of the transactions contemplated hereby will not adversely affect the relationship of the Company with any of its material customers or suppliers.

     3.20 NO CHANGE.  Except as disclosed on Schedule 3.20, since the inception
          ---------
of the business of the Company, there has not been:

          (a) any material adverse change in its financial condition, assets, liabilities (contingent or otherwise), income, operations or business;

          (b) any damage, destruction or loss (whether or not covered by insurance) adversely affecting any material portion of its properties or business;

          (c) any change in or agreement to change (i) its shareholders, (ii) ownership of its authorized capital or outstanding securities, or (iii) its securities;

          (d) any declaration or payment of, or any agreement to declare or pay, any dividend or distribution in respect of the Company Common Stock or any direct or indirect redemption, purchase or other acquisition of any of the Company Common Stock;

          (e) any increase or bonus or promised increase or bonus in the compensation payable or to become payable by it, in excess of usual and customary practices, to any of its directors, officers, employees or agents, or any accrual or arrangement for or payment of any bonus or other special compensation to any employee or any severance or termination pay paid to any of its present or former officers or other key employees other than in the ordinary course of business and other than the bonuses paid or payable to employees as fully described on Schedule 3.20;

          (f) any labor dispute or any other event or condition of any character, materially adversely affecting its business or future prospects;

          (g) any sale or transfer, or any agreement to sell or transfer, any of its material assets, property or rights to any other person, including, without limitation, the Company Shareholders and their respective affiliates, other than in the ordinary course of business;

          (h) any cancellation, or agreement to cancel, any material indebtedness or other material obligation owing to it, including, without limitation, any indebtedness or obligation of the Company Shareholders or any affiliates thereof;

          (i) any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of its assets, property or rights or requiring consent of any party to the transfer and assignment of any such assets, property or rights;

          (j) any purchase or acquisition of, or any agreement, plan or arrangement to purchase or acquire, any of its property, rights or assets outside the ordinary course of its business;

          (k)  any waiver of any of its material rights or claims;

          (l) any amendment or termination of any material contract, agreement, license, permit or other right to which it is a party; or

          (m) any other transaction outside the ordinary course of its business.

     3.21 BANK ACCOUNTS.  The Company has delivered to Buyer, as Schedule 3.21,
          -------------
a list, as of the date of this Agreement, of (i) the name of each bank in which the Company has accounts or safe deposit boxes, (ii) the name(s) in which the accounts or boxes are held, (c) the type of account and (iv) the name of each person authorized to draw thereon or have access thereto.

     3.22  COMPLIANCE WITH LAWS.  Except as disclosed on Schedule 3.22 or on
           --------------------
Schedule 3.7, 3.23 or 3.24, as of the date of this Agreement, the Company and its predecessors have materially complied with, and are presently in material compliance with, federal, state and local laws, ordinances, rules, regulations, Governmental Permits, orders, judgments, awards, decrees, consent judgments, consent orders and requirements applicable to the Company and its predecessors (collectively "Laws"), including, but not limited to, Laws relating to the public health, safety or protection of the environment (collectively, "Environmental Laws"), except for such minor noncompliances which, to the Company's knowledge, do not adversely affect the Company. Except as disclosed on Schedule 3.22 or on Schedule 3.7, 3.23 or 3.24, there has been no assertion by any party that the Company and its predecessors have violated any Laws. Specifically and without limiting the generality of the foregoing, except as disclosed on Schedule 3.22 or on Schedule 3.7, 3.23 or 3.24:

          (a) Except as permitted under applicable laws and regulations, including, without limitation, the federal Resource Conservation Recovery Act, 42 USC (S)6901 et seq. ("RCRA"), the Company and its predecessors have not accepted, generated, stored or disposed of any Hazardous Material (as defined in Section 3.22(e) below).

          (b) During the Company's and its predecessors' ownership or use of the Real Property, and, prior to the Company's and its predecessors' ownership or use of the Real Property, no Hazardous Material, other than that allowed under Environmental Laws, including, without limitation, RCRA, has been disposed of, or otherwise released on the Real Property.

          (c) The Company and its predecessors have never been subject to nor received any notice of, any private, administrative or judicial action, or notice of any intended private, administrative or judicial action relating to the presence or alleged presence of Hazardous Material in, under, upon or emanating from the Real Property. There are no pending and no threatened actions or proceedings from any governmental agency or any other entity involving remediation of any condition of the Real Property, including, without limitation, petroleum contamination, pursuant to Environmental Laws.

          (d) Except as allowed under Environmental Laws, the Company and its predecessors have not sent, transported or arranged for the transportation or disposal of any Hazardous Material, to any site, location or facility.

          (e) As used in this Agreement, "Hazardous Material" shall mean the substances (i) defined as "Hazardous Waste" in 40 CFR 261, and substances defined in any comparable Texas statute or regulation; (ii) any substance, the presence of which, requires remediation pursuant to any Environmental Laws; and (iii) any substance disposed of in a manner not in compliance with Environmental Laws.

     3.23 NO EMPLOYEE EXPOSURE TO HAZARDOUS WASTE.  Except as disclosed on
          ---------------------------------------
Schedule 3.23, the Company and its predecessors have not received a notice or claim relating to the exposure of employees to Hazardous Waste, in the course and scope of their respective employments with the Company or its predecessors.

     3.24 UNDERGROUND STORAGE TANKS.  Except as set forth on Schedule 3.24, no
          -------------------------
underground storage tanks containing petroleum products or wastes or other hazardous substances regulated by 40 CFR 280 or environmental laws are currently or have been located on the Real Property or other real estate or facilities during the Company's or its predecessors' ownership or use thereof. Except to the extent set forth on Schedule 3.24, the Company has complied with Environmental Laws regarding the installation, use, testing, monitoring, operation and closure of any underground storage tank described on Schedule 3.24.

     3.25  NO MISLEADING STATEMENTS.  The representations and warranties of the
           ------------------------
Company contained in this Agreement, the exhibits and schedules hereto and all other documents and information furnished to Buyer and its representatives pursuant hereto are, taken as a whole, complete and accurate in all material respects and do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements made and to be made not misleading as of the date of this Agreement.

     3.26 ACCURATE AND COMPLETE RECORDS.  The corporate minute books, stock
          -----------------------------
ledgers, books, ledgers, financial records and other records of the Company and its predecessors:

          (a)  have been or will be made available to Buyer and its agents;

          (b) to the Company's knowledge, have been, in all material respects, maintained in accordance with all applicable laws, rules and regulations; and

          (c) to the Company's knowledge, are accurate and complete and do not contain or reflect any material discrepancies.

     3.27 PRODUCT QUALITY AND WARRANTY CLAIMS.  All products and services sold,
          -----------------------------------
rented, leased provided or delivered by the Company and its predecessors to customers on or prior to the Closing Date conform or will conform to applicable contractual commitments, express and implied warranties, product and service specifications and quality standards, and, to the knowledge of the Company, the Company and its predecessors have no liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against the Company or its predecessors giving rise to any liability) for replacement or repair thereof or other damages in connection therewith. No product or service sold, leased, rented, provided or delivered by the Company and its predecessors to customers on or prior to the Closing Date is subject to any guaranty, warranty or other indemnity beyond the applicable standard terms and conditions of sale, rent or lease. Except as set forth on Schedule 3.7, the Company and its predecessors have no liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against the Company or its predecessors giving rise to any liability) arising out of any injury to a person or property as a result of the ownership, possession, provision or use of any equipment, product or service sold, rented, leased, provided or delivered by the Company or its predecessors on or prior to the Closing Date.

     3.28 KNOWLEDGE.  Wherever reference is made in this Agreement to the
          ---------
"knowledge" of the Company, such term means the actual knowledge of the officers, directors or shareholders of the Company or any knowledge which should have been known by the officers, directors or shareholders of the Company upon reasonable inquiry by a reasonable business person.

     4.   REPRESENTATIONS AND WARRANTIES OF BUYER
          ---------------------------------------

     Buyer represents and warrants to the Company and the Company Shareholders that each of the following representations and warranties is true as of the date of this Agreement and will be true as of the Closing Date, and agrees that such representations and warranties shall survive the Closing for the period provided in Section 5.6 below:

     4.1  EXISTENCE AND GOOD STANDING.  Buyer and Merger Sub are corporations
          ---------------------------
duly organized, validly existing and in good standing under the laws of their jurisdiction of organization or incorporation. Buyer and Merger Sub have full corporate power and authority to own and lease their properties and to carry on their business as now conducted. Buyer and Merger Sub are duly qualified to transact business and are in good standing in each jurisdiction where the ownership of their properties or the conduct of their business requires such qualification.

     4.2  AUTHORIZATION OF AGREEMENT.  This Agreement has been duly authorized,
          --------------------------
executed and delivered by Buyer and Merger Sub and, subject to the due authorization, execution and delivery by the Company Shareholders, constitutes a legal, valid and binding obligation of Buyer and Merger Sub. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and the fulfillment of and compliance with the terms and conditions hereof do not and will not, after the giving of notice, or the lapse of time or otherwise: (a) violate any provisions of any judicial or administrative order, award, judgment or decree applicable to Buyer or Merger Sub; or (b) conflict with any of the provisions of the Articles of Incorporation or Bylaws of Buyer or Merger Sub; or (c) conflict with, result in a breach of or constitute a default under any material agreement or instrument to which Buyer or Merger Sub are a party or by which they are bound.

     4.3  ISSUANCE OF SHARES.  The Buyer Shares to be issued to the Company
          ------------------
Shareholders at the Closing or thereafter will be validly issued, fully paid and nonassessable.

     5.   INDEMNIFICATION
          ---------------

     5.1  COMPANY'S INDEMNITIES.  Subject to the provisions of Section 5 herein,
          ---------------------
the Company covenants and agrees that it will indemnify and hold harmless the Company, the Surviving Corporation and Buyer and their respective shareholders, directors, officers, agents, parents, subsidiaries, successors and assigns (singularly "Buyer Indemnitee" and plural "Buyer Indemnitees"), from and after the date of this Agreement, against any and all losses, damages, assessments, adjustments, liabilities, claims, deficiencies, fines, penalties, costs, expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) (hereinafter collectively referred to as "Buyer Losses") arising out of or with respect to either of the following:

          (a) Any misrepresentation, breach of warranty or nonfulfillment of any agreement or covenant on the part of the Company under this Agreement or any misrepresentation in or omission from any exhibit, schedule, list, certificate or other instrument furnished or to be furnished to Buyer pursuant to the terms of this Agreement, regardless of whether, in the case of a breach of a representation or a warranty, Buyer relied on the truth of such representation or warranty.

          (b) Any claim for payment of fees and/or expenses by a broker or finder in connection with the origin, negotiation, execution or consummation of this Agreement based upon any alleged agreement between the claimant and the Company or the Company Shareholders, except for the agreement between the Company and Latek Capital Corp.

          (c) Any abatement order, compliance order, consent order, clean-up order or exhumation order or PRP notification against the Company arising out of any act of the Company or any shareholder, officer, director, employee, consultant, predecessor or agent of the Company occurring on or prior to the Closing Date.

          (d) Any act or omission of the Company, or any shareholder, officer, director, employee, consultant, predecessor or agent of the Company, occurring on or prior to the Closing Date, including, without limitation, any act or omission which causes or contributes to a release of any materials, pollutants, heat, smoke, fire, odors or fumes into the environment (including air, surface water, groundwater and land) (the term "release" as used herein means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment).

     5.2  LIMITATION ON COMPANY'S INDEMNITIES.  The obligation of the Company to
          -----------------------------------
indemnify the Buyer Indemnitees as provided in Section 5.1 herein shall be equal to the amount by which the cumulative amount of all Buyer Losses exceeds the sum of $75,000 (the "Deductible Amount"); provided, however, that there shall be no Deductible Amount with respect to Buyer Losses based on breaches of representations and warranties contained in Sections 3.7, 3.15 (to the extent of any severance pay liability), 3.16 and 3.17 herein, and there shall be no Deductible Amount with respect to Buyer Losses arising out of Section 5.1(b); provided further, however, the obligation of the Company to indemnify the Buyer Indemnitees shall not exceed, in the aggregate, $3,250,000 as adjusted pursuant to Section 1.3(a) plus the maximum Contingent Consideration provided for in
Section 1.3(b) as adjusted pursuant to

Section 1.6 herein.

     5.3  BUYER'S INDEMNITIES.  Subject to Section 5.4 herein, Buyer covenants
          -------------------
and agrees to indemnify and hold harmless the Company and its shareholders, directors, officers, agents, parents, subsidiaries, successors and assigns (singularly "Company Indemnitee" and plural "Company Indemnitees"), from and after the date of this Agreement, against any and all losses, damages, assessments, adjustments, liabilities, claims, deficiencies, fines, penalties, costs, expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) (herein collectively referred to as "Company Losses") arising out of or with respect to any of the following:

          (a) Any breach of representation or warranty or post-closing covenant by Buyer under this Agreement; or

          (b) Any claim for payment of fees and/or expenses as a broker or finder in connection with the origin, negotiation, execution or consummation of this Agreement based upon any alleged agreement between the claimant and Buyer.

     5.4  NOTICE OF INDEMNITY CLAIM.
          -------------------------

          (a) In the event that any claim ("Claim") is hereafter asserted against any party hereto as to which such party may be entitled to indemnification hereunder, such party (the "Indemnitee") shall notify the party required by the terms of this Agreement to indemnify the Indemnitee (the "Indemnifying Party") in writing thereof (the "Claims Notice") within 30 days after (i) receipt of written notice of commencement of any third party litigation against such Indemnitee, (ii) receipt by such Indemnitee of written notice of any third party claim pursuant to an invoice, notice of claim or assessment, against such Indemnitee, or (iii) such Indemnitee becomes aware of the existence of any other event, in respect of which indemnification may be sought from the Indemnifying Party, or as to which the Buyer Indemnitee intends to apply or has applied the amount of the Buyer Losses (as defined in Section 5.1 herein) incurred by such Buyer Indemnitee as a result of such event toward reduction of the applicable Deductible Amount. The Claims Notice shall describe the Claim and the specific facts and circumstances in reasonable detail, and shall indicate the amount, if known, or an estimate, if possible, of the Buyer Losses or the Company Losses, as the case may be, that have been or may be incurred or suffered by the Buyer Indemnitee(s) or the Company's Indemnitee(s), as the case may be.

          (b) The Indemnifying Party may elect to defend and/or compromise any Claim, at its or his own expense and by its or his own counsel (who shall be reasonably acceptable to the Indemnitee), provided that the Indemnifying Party acknowledges that it or he has an obligation to indemnify the Indemnitee. The Indemnitee may participate, at its or his own expense, in the defense of any Claim assumed by the Indemnifying Party. Without the written approval of the Indemnitee, which approval shall not be unreasonably withheld, the Indemnifying Party shall not agree to any compromise of a Claim defended by the Indemnifying Party which would require the Indemnitee to perform or take any action or to refrain from performing or taking any action, other than the payment of money.

          (c) If, within 30 days of the Indemnifying Party's receipt of a Claim Notice, the Indemnifying Party shall not have notified the Indemnitee of its or his election to assume the defense, the Indemnitee shall have the right to assume control of the defense and/or compromise of such Claim, and the costs and expenses of such defense, including reasonable attorneys' fees, shall be added to the Claim. If the Indemnitee does not elect to assume the defense of any Claim, it or he may give written notice to the Indemnifying Party of its or his intent not to do so, in which event the Indemnifying Party shall assume control of the defense and/or compromise of such Claim, subject to the right of the Indemnitee to participate, at its or his expense, in the defense against or compromise of such Claim.

          (d) The party assuming the defense of any Claim shall keep the other party reasonably informed at all times of the progress and development of its or his defense of and compromise efforts with respect to such Claim and shall furnish the other party with copies of all relevant pleadings, correspondence and other papers. In addition, the parties to this Agreement shall cooperate with each other, and make available to each other and their representatives all available relevant records or other materials required by them for their use in defending, compromising or contesting any Claim. The failure to timely notify the Indemnifying Party of the commencement of such actions in accordance with this Section 5.4 shall relieve the Indemnifying Party from the obligation to indemnify under
     Section 5 herein, but only to the extent the Indemnifying Party establishes by competent evidence that it or he is prejudiced thereby.

     5.5  RIGHT OF SET-OFF.  In the event that any Buyer Indemnitee is entitled
          ----------------
to indemnification as provided in Section 5 herein, Buyer shall have the right to set-off the entire amount thereof against the amounts, if any, which Buyer shall owe at such time or from time to time thereafter to the Company or any of the Company Shareholders; provided, however, such set-off shall be made first against the Contingent Consideration due at the time of such set-off, or expected to become due quarterly thereafter, to the Company Shareholders.

     5.6  SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.  The
          ------------------------------------------------------
representations and warranties of the parties contained in this Agreement and in any certificate, exhibit or schedule delivered pursuant hereto, or in any other writing delivered pursuant to the provisions of this Agreement (the "Representations and Warranties") and the liability of the party making such Representations and Warranties for breaches thereof, and the liability of the parties, respectively, arising under Sections 5.1(b), (c), and (d) herein and
Section 5.3(b) herein (the "Section 5 Liabilities") shall survive the consummation of the transactions contemplated hereby for the duration of applicable statutes of limitations with respect to any matter giving rise to Buyer Losses or Company Losses; provided, however, that the Representations and Warranties and the liability of the party making such Representations and Warranties for breaches thereof and the Section 5 Liabilities shall also survive until the resolution of any litigation timely commenced by the Buyer Indemnitee(s) or the Company's Indemnitee(s) to recover indemnity therefor.

     6.   POST-CLOSING COVENANTS OF THE COMPANY.
          -------------------------------------

     6.1  TAX RETURNS OF THE COMPANY.  The Company Shareholders agree that they
          --------------------------
will cause the income tax returns and sales tax returns of the Company for a stub year running from the inception of its existence through the Closing Date to be prepared, at their expense, and timely filed with the appropriate federal and state authorities, subject to any extensions of time to file granted by such authorities; provided, however, that said tax returns shall be filed not later than February 28, 1997. The Company Shareholders further agree that they shall promptly pay, when due, all taxes due and owing for the stub period ended as of the Closing Date, including any taxes arising from a change of accounting method from "cash" to "accrual" effective on the Closing Date, all as reflected on said tax returns. The Company Shareholders shall be entitled to any refunds reflected on said tax returns.

     7.   POST-CLOSING COVENANTS OF BUYER.
          -------------------------------

     7.1  TAX AND OTHER RECORDS.  After the Closing, Buyer shall cooperate with
          ---------------------
the Company Shareholders with respect to any matters involving the Company Shareholders arising out of their ownership of the Company prior to the Closing, including matters relating to tax returns and any tax audits, appeals, claims or litigation with respect to such tax returns or the preparation of such tax returns. In connection therewith, Buyer shall make available to the Company Shareholders such Company files, documents, books and records for inspection and copying as may be reasonably requested by the Company Shareholders and shall cooperate with the Company Shareholders with respect to retaining information and documents which relate to such matters.

     7.2  COSTS OF TRANSACTION.  Buyer will pay the accounting expenses incurred
          --------------------
by the Company with Ernst & Young and the Company's other accountants, relating to any audit or review of the Company in connection with the transaction contemplated in this Agreement. Buyer will also pay the legal or other accounting expenses incurred by the Company in connection with the transactions contemplated in this Agreement, up to a maximum aggregate amount of $75,000.

     7.3  OPERATION OF THE SURVIVING CORPORATION.  Buyer agrees that, following
          --------------------------------------
the Closing, it will cause the Surviving Corporation to conduct the historic business operations of the Company for a period of 12 months, and to not issue additional shares of its stock that would result in Buyer losing control of the Surviving Corporation.

Buyer represents and warrants that:

     (a) At the Effective Time, Buyer will be in control of Merger Sub within the meaning of Internal Revenue Code (S) 368(c).

     (b) Buyer has no plan or intention to reacquire any of the Buyer Shares, except as may be required pursuant to the Rescission Agreement.

     (c) Neither Buyer nor Merger Sub is an investment company as defined in Internal

Revenue Code (S) 368(a)(2)(F)(iii) and (iv).

     (d) No shares of stock of Merger Sub will be used in this transaction for purposes of Internal Revenue Code (S) 368(a)(2)(D)(i).

     (e) Buyer has no plan or intention to liquidate the Surviving Corporation.

     (f) Buyer has no plan or intention to sell or otherwise dispose of the stock of the Surviving Corporation.

     (g) Buyer has no plan or intention to cause the Surviving Corporation to sell or otherwise dispose of the assets of the Company, except in the ordinary course of business or as described in Internal Revenue Code (S) 368(a)(2)(C).

     (h) Buyer has no plan or intention to merge Merger Sub with and into another corporation.

In the event that Buyer defaults in its performance of the foregoing obligations, or breaches the foregoing representations and warranties, and in the event that such default or breach causes the transaction provided for in this Agreement to be determined by the Internal Revenue Service to be other than a tax free reorganization, Buyer will reimburse the Company Shareholders for any tax liabilities incurred by them over and above the long-term capital gain taxes normally due upon sale by them, respectively, of the portion of the Buyer Shares received by them.

     8.   GENERAL.
          -------

     8.1  ADDITIONAL CONVEYANCES.  Following the Closing, the Company
          ----------------------
Shareholders and Buyer shall each deliver or cause to be delivered at such times and places as shall be reasonably agreed upon such additional instruments as Buyer or the Company Shareholders may reasonably request for the purpose of carrying out this Agreement. The Company Shareholders will cooperate with Buyer and/or the Surviving Corporation on and after the Closing Date in furnishing information, evidence, testimony and other assistance in connection with any actions, proceedings or disputes of any nature with respect to matters pertaining to all periods prior to the date of this Agreement.

     8.2  ASSIGNMENT.  This Agreement shall be binding upon and shall inure to
          ----------
the benefit of the parties hereto, the successors or assigns of Buyer and the successors or assigns of the Company Shareholders; provided, however, that any such assignment shall be subject to the terms of this Agreement and shall not relieve the assignor of its responsibilities under this Agreement.

     8.3  PUBLIC ANNOUNCEMENTS.  Except as required by law, no party shall make
          --------------------
any public announcement or filing with respect to the transactions provided for herein prior to Closing without the prior consent of the other parties hereto.

     8.4  COUNTERPARTS.  This Agreement may be executed in two or more
          ------------
counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

     8.5  NOTICES.  All notices, requests, demands and other communications
          -------
hereunder shall be deemed to have been duly given if in writing and either delivered personally, sent by facsimile transmission or by air courier service, or mailed by postage prepaid registered or certified U.S. mail, return receipt requested, to the addresses designated below or such other addresses as may be designated in writing by notice given hereunder, and shall be effective upon personal delivery or facsimile transmission thereof or upon delivery by registered or certified U.S. mail or one business day following deposit with an air courier service:

     If to the Company
     or the Company Shareholders:        Joe Bloodworth
                                    7667 Mosely
                                    Houston, Texas 77017

     With a copy to:                     Brian K. Bosien, Esq.
                                    Cokinos, Bosien & Young
                                    1500 Liberty Tower
                                    2919 Allen Parkway
                                    Houston, Texas 77019

     If to Buyer or the Surviving        United Rentals, Inc.
     Corporation:                   Four Greenwich Office Park

                                    Greenwich, CT 06830
                                    Attn. John N. Milne

     With a copy to:                     Roger V. Stageberg, Esq.
                                    Lommen, Nelson, Cole & Stageberg, P.A.
                                    1800 IDS Center
                                    80 South Eighth Street
                                    Minneapolis, MN 55402


     8.6  APPLICABLE LAW.  This Agreement shall be construed in accordance with
          --------------
the laws of the State of Texas without regard to its conflict of laws provisions.

     8.7  PAYMENT OF FEES AND EXPENSES.  Whether or not the transactions herein
          ----------------------------
contemplated shall be consummated, each party hereto will pay its own fees, expenses and disbursements incurred in connection herewith and all other costs and expenses incurred in the performance and compliance with all conditions to be performed hereunder, except as provided pursuant to Section 7.2 herein.

     8.8  INCORPORATION BY REFERENCE.  All schedules and exhibits attached
          --------------------------
hereto are incorporated by reference as though fully set forth at each point referred to in this Agreement.

     8.9  CAPTIONS.  The captions are for convenience only and shall not be
          --------
considered a part hereof or affect the construction or interpretation of any provisions of this Agreement.

     8.10 NUMBER AND GENDER OF WORDS.  Whenever the singular number is used
          --------------------------
herein, the same shall include the plural where appropriate, and shall apply to all of such number, and to each of them, jointly and severally, and words of any gender shall include each other gender where appropriate.

     8.11 ENTIRE AGREEMENT.  This Agreement (including the schedules and
          ----------------
exhibits hereto) and the other documents delivered pursuant hereto constitute the entire Agreement and understanding among the Company, Buyer and Merger Sub and supersedes any prior agreement and understanding relating to the subject matter of this Agreement. This Agreement may be modified or amended only by a written instrument executed by the Company, Buyer and Merger Sub acting through their respective officers, thereunto duly authorized by their respective Boards of Directors.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement by persons thereunto duly authorized as of the date first above written.

J & J RENTAL SERVICES, INC.         UNITED RENTALS, INC.


By:________________________              By:________________________
                                     John N. Milne, Vice Chairman

UR ACQUISITION SUBSIDIARY, INC.


By:___________________________
 John N. Milne, President

                                       26